UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

GREENBROOK TMS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor
Toronto, Ontario Canada
M4W 3P4
(Address of Principal Executive Offices)
(866) 928-6076
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2024, Greenbrook TMS Inc. (“Greenbrook” or the “Company”) entered into unsecured promissory notes (the “Promissory Notes”) with Madryn Health Partners II (Cayman Master), LP and Madryn Health Partners II, LP (collectively, “Madryn”). Pursuant to the Promissory Notes, the Company borrowed an aggregate principal amount of US$1,500,000 in unsecured debt which will mature on the earliest to occur of (i) the Effective Date (as defined in the Arrangement Agreement (as defined below)), (ii) the Outside Date (as defined in the Arrangement Agreement) and (iii) December 31, 2024. The Promissory Notes accrue interest at a rate of 0.0% per annum. If an event of default were to occur, the Promissory Notes would accrue interest at a rate of 4.0% per annum. The proceeds of the Promissory Notes are expected to be used by the Company for general corporate and working capital purposes.

For information regarding other relationships between the Company and Madryn, see Item 8.01 of this Current Report as well as the Company’s prior filings with the SEC.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of December 9, 2024, the Company and Neuronetics, Inc. (“Neuronetics”) completed the previously announced transaction pursuant to which Neuronetics acquired all of the issued and outstanding common shares of Greenbrook (the “Greenbrook Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). Subject to the terms and conditions set forth in the arrangement agreement dated August 11, 2024 (the “Arrangement Agreement”) and the Plan of Arrangement, each Greenbrook Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) was exchanged for 0.01021 of a share of Neuronetics common stock, in accordance with the terms of the Arrangement Agreement (the “Consideration”).

A copy of the Arrangement Agreement was filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, and filed with the SEC on August 14, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification of Rights of Security Holders.

At the Effective Time, each Greenbrook Share issued and outstanding prior to the Effective Time was exchanged for the Consideration pursuant to the terms of the Arrangement Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As a result of the completion of the Arrangement, as of the Effective Time, a change in control of Greenbrook occurred, and Greenbrook became an indirect, wholly owned subsidiary of Neuronetics.

The information set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, and pursuant to the terms of the Arrangement Agreement, each of Brian P. Burke, Colleen Campbell, Sasha Cucuz, Juliana Elstad, Bill Leonard, Surindra Mann, and Frank Tworecke ceased to be members of the board of directors of Greenbrook, or members of any committee thereof. Bill Leonard, Andy Macan and Keith J. Sullivan were appointed to the board of directors of Greenbrook following the Effective Time. Neuronetics intends to combine the management teams of Neuronetics and Greenbrook following the consummation of the Arrangement at the Effective Time.

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, the Company and Neuronetics issued a joint press release announcing the completion of the Arrangement. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On December 9, 2024, prior to completion of the Arrangement, the Company completed the conversion (the “Conversion”) of approximately US$128 million in aggregate principal amount (including accrued interest) outstanding under the Company’s credit agreement, dated as of July 14, 2022, as amended, by and among affiliates of Madryn, the Company and certain of its subsidiaries party thereto as guarantors (the “Term Loans”). The Term Loans were converted into Greenbrook Shares at a conversion price of US$0.055 per Greenbrook Share and resulted in the issuance of an aggregate of 2,309,453,605 Greenbrook Shares to Madryn and its affiliates.

Immediately following the Conversion (and prior to completion of the Arrangement), Madryn and its affiliates were collectively the Company’s largest shareholder and owned approximately 95.8% of the issued and outstanding Greenbrook Shares. All Greenbrook Shares (including those held by Madryn) were exchanged for shares of common stock of Neuronetics at the Effective Time of the Arrangement in accordance with the terms of the Arrangement Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024
Greenbrook TMS Inc.

	By:	/s/ Bill Leonard
	Name:	Bill Leonard
	Title:	Co-President